UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): April 24, 2019

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation Committee (the “Compensation Committee”) of the Board of Directors of Employers Holdings, Inc. (the “Company”) reviews the employment agreements with the Company's executives to ensure that they continue to comply with applicable law, are appropriate and competitive, and otherwise accomplish their intended purposes.

The Company is a party to employment agreements with, among others, Tracey Berg, the Company’s Executive Vice President, Chief Innovation Officer, Stephen V. Festa, the Company’s Executive Vice President, Chief Operating Officer and John P. Nelson, the Company's Executive Vice President, Chief Administrative Officer (each, an “Executive”). These employment agreements, each effective as of January 1, 2018, provide that the agreements’ respective terms would automatically expire on December 31, 2019, unless the Company gave written notice to the applicable Executive of its intent to renew the Executive’s agreement for an additional two-year term, no later than six months prior to the expiration of the agreement's current term.

In this regard, on April 23, 2019, the Compensation Committee agreed to have Mr. Festa notified, in writing, that the Company would be renewing his employment agreement for an additional term of two years (expiring on December 31, 2021), and Ms. Berg’s employment agreement would likewise be extended for an additional two-year term, but the extension would be done in conjunction with the amendment and restatement of her employment agreement, as described below.

In addition to extending the term of Ms. Berg’s employment agreement, her employment agreement was also amended and restated (the “Berg Amended and Restated Employment Agreement”), effective May 1, 2019, to add a relocation package in connection with her relocation from Reno, Nevada to Austin, Texas and also her maintaining a residence in Osceola, Wisconsin. This relocation package includes reimbursement for moving expenses, realtor fees for the sold home and closing costs for the sold and purchased homes, temporary housing, transportation-related expenses and a tax gross-up of the relocation expenses, which is capped at $54,000. The Berg Amended and Restated Employment Agreement was also amended to revise the change in control-related severance formula so that the annual bonus component takes into account bonuses paid to her in 2020 and, if applicable, 2021, and to reflect an increase in her annual base salary to $475,000, and in her annual bonus target percentage to 65%. A copy of the Berg Amended and Restated Employment Agreement is attached as an exhibit hereto and incorporated by reference herein.

Mr. Nelson notified the Company that effective May 3, 2019, he will be voluntarily terminating his employment to accept another position and, consequently, his employment agreement will terminate as of that date.

Mr. Festa’s employment agreement is filed as Exhibits 10.2 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 30, 2017.

Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.

10.1	Amended and Restated Employment Agreement by and between Employers Holdings, Inc. and Tracey Berg, dated April 24, 2019, and effective as of May 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	April 26, 2019	/s/ Lori A. Brown
Lori A. Brown
Executive Vice President,
General Counsel and Chief Legal Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	Amended and Restated Employment Agreement by and between Employers Holdings, Inc. and Tracey Berg, dated April 24, 2019, and effective as of May 1, 2019.